Exhibit 99.1

Company Contact: Franklin D. Chu Co-Chief Executive Officer & Director Phone: +852-2854-1118 fchu@shanghai-century.com	Investor and Media Relations: John Capodanno, FD (New York) Phone: +1 (212) 850-5705 John.capodanno@fd.com May Li, FD (Hong Kong) Phone: +852-3716-9805 may.li@fd.com

FOR IMMEDIATE RELEASE

SHANGHAI CENTURY ACQUISITION CORPORATION

ANNOUNCES SICHUAN KELUN PHARMACEUTICAL CO

RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2007

HONG KONG – September 19, 2007 – Shanghai Century (AMEX: SHA), a special purpose acquisition company, today announced that Sichuan Kelun Pharmaceutical Co., Ltd (Kelun), China’s largest producer of intravenous (IV) solution products, has provided Shanghai Century with unaudited financial highlights with respect to the consolidated results of operations of Kelun and its subsidiaries and variable interest entity (Kelun Group) for the first half of 2007.

As previously announced on May 29, 2007, Shanghai Century entered into a definitive agreement to acquire Kelun, China’s largest producer of intravenous (IV) solution products, and on August 16, 2007, filed a preliminary proxy statement with the U.S. Securities and Exchange Commission seeking approval from its shareholders.

In preparing Kelun Group’s consolidated results of operations for the six months ended June 30, 2006 and 2007, the results of the 11 new operating subsidiaries and a new variable interest entity acquired by Kelun in March/April 2007 pursuant to its corporate restructuring were not included in the 2006 first half results but were included in the 2007 first half results from their respective dates of acquisition.

Kelun achieved sales of approximately RMB 691 million (US$90.8 million) in the first half of 2007, up approximately 63% from RMB 425 million (US$55.8 million) in the first half of 2006. According to Kelun, the 2007 increase in sales was attributed to (1) an increase in sales volume following the completion of the acquisition of the above mentioned operating entities in March/April 2007, which accounted for approximately 39% of the increase, (2) an increase in sales volume with respect to Kelun and its other operating entities and (3) a change in product mix towards higher priced and higher margin products. Gross margin recorded in the first half of 2007 was approximately 20%.

Net income after tax and minority interests for the first half of 2007 was approximately RMB 65 million (US$8.5 million). This net income excluded approximately RMB 3 million (US$0.4 million) of pre-acquisition profits of the 12 operating entities and also profits of approximately RMB 12 million (US$1.6 million) with respect to a fair value adjustment to the inventories of these 12 operating entities at their respective dates of acquisition when applying the purchase method in accounting for the acquisition of such entities. If these two profit adjustments were added back, net income for the first half of 2007 would amount to approximately RMB 80 million (US$10.5 million) or approximately 11.6% of sales. Due to the seasonality of Kelun’s business and demand patterns in Kelun’s main market, the People’s Republic of China (PRC), and taking into account the full six months impact of the 12 operating entities in the second half of 2007, Kelun expects sales in the first six months of 2007 to approximate 42% of the full year sales.

Commenting on the results, Mr. Liu Gexin, Chairman of Kelun said: “Our results for the first six months of the year demonstrate a continued strong performance. In particular, we are seeing growing market demand in China for IV solution products, particularly PP bottles, non-PVC soft bags and upright-standing PP soft bags, due to a rise in living standards and new government policies to improve healthcare nationally. We will continue to expand capacity to further leverage our branded market-leading products.”

About Shanghai Century Acquisition Corporation

Shanghai Century is a special purpose acquisition company formed in April 2005 for the purpose of acquiring, through a merger, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business having its primary operations in the PRC.

In April 2006, Shanghai Century raised US$115 million through an initial public offering on the American Stock Exchange. Shanghai Century’s units began trading on April 25, 2006 and its ordinary shares and warrants began trading separately on July 26, 2006. Shanghai Century’s principal offices are in Hong Kong.

About Sichuan Kelun Pharmaceutical Co., Ltd.

Kelun Group (consisting of Kelun and the 13 operating entities, including one existing subsidiary owned prior to its corporate restructuring, Kelun owns or controls) is the largest manufacturer and supplier of intravenous solution products, or IV solution products, in the PRC. Kelun has introduced a first-to-market, innovative and patented upright-standing polypropylene (PP) soft bag for IV solution products in China. Kelun Group currently manufactures and sells more than 90 IV solution products, representing what Kelun’s management believes is the largest IV solution product portfolio of any pharmaceutical company in the PRC market. Kelun Group sells and distributes its IV solution products and other products through a nationwide distribution network that consists of 53 exclusive principal regional sales agents and over 2,500 sales representatives covering regional markets throughout China. In addition to IV solution products, Kelun Group also manufactures and sells generic prescription injection products and over-the-counter, or OTC, drugs in China. Kelun Group has 126 new product candidates in its product pipeline. Headquartered in Chengdu, Sichuan Province, Kelun, owns or controls 13 operating entities (including one existing subsidiary owned prior to its corporate restructuring) located in Sichuan, Hunan, Hubei, Jiangxi, Yunnan, Shandong, Heilongjiang and Jilin. As of December 31, 2006, Kelun Group had a total of approximately 6,800 employees. Kelun’s executive directors and executive officers have, on average, over 20 years experience in the pharmaceutical industry in China. For more information, please visit www.kelun.com.

Safe Harbor Statement

Shareholders of Shanghai Century are advised to read, when available, each preliminary proxy statement of Shanghai Century and its definitive proxy statement in connection with its solicitation of proxies for a special meeting of shareholders because they will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition of Kelun. Shareholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Shanghai Century Acquisition Corporation, 23rd Floor Shun Ho Tower, 24-30 Ice House Street, Central, Hong Kong SAR China. Each preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s internet site www.sec.gov.

Shanghai Century and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the annual and extraordinary general meeting of shareholders of Shanghai Century to be held to approve, among other things, the acquisition of all of the issued and outstanding shares of Kelun. Information regarding Shanghai Century’s directors and executive officers is available in its Form 10-K for the year ended December 31, 2006 filed with the U.S. Securities and Exchange Commission, and such information will be available in the proxy statements. No person other than Shanghai Century has been authorized to give any information or to make any representations on behalf of Shanghai Century or Kelun in connection with the acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by Shanghai Century.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about Shanghai Century and Kelun and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts and may be identified by the use of forward-looking terminology, including the words “believes,” “expects,” “intends,” “may,” “will,” “should” or comparable terminology. Such forward-looking statements are based upon the current beliefs and expectations of Shanghai Century’s and Kelun’s management and are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements. The following factors, as well as other relevant risks detailed in Shanghai Century’s filings with the U.S. Securities and Exchange Commission could cause actual results to differ from those set forth in forward-looking statements:

•	Kelun Group faces intense competition that may prevent it from maintaining or increasing market share for its existing products and gaining market acceptance for Kelun Group’s future products.

•	Kelun Group’s competitors may develop or commercialize products before Kelun Group or more successfully than Kelun Group can.

•	Pharmaceutical companies in the PRC require a number of permits and licenses in order to carry on their business.

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Kelun Group is substantially dependent on generic electrolyte and acid-base balancing solutions and its profitability would be materially and adversely affected if sales of these products were to decline.